EXHIBIT 99.2

YuMe (NYSE:YUME) - Advertising Customer Metrics	November 5, 2015

	FY12	Q1:13 LTM	Q2:13 LTM	Q3:13 LTM	FY13	Q1:14 LTM	Q2:14 LTM	Q3:14 LTM	FY14	Q1:15 LTM	Q2:15 LTM	Q3:15 LTM
Metrics
Total Advertising Customers
Total Advertising Customers	449	499	526	563	580	635	719	807	880	935	1,010	1,030
Average Spend	$256,898	$243,359	$247,195	$248,292	$255,446	$249,957	$229,152	$212,409	$198,770	$190,353	$176,498	$169,327

Advertising Customers with LTM $100K+ Rev.	171	174	185	210	226	240	244	266	285	278	286	300
Average Spend	$618,526	$638,030	$641,682	$614,038	$582,175	$589,326	$596,086	$569,831	$564,616	$582,241	$559,121	$526,377

Year-over-Year Growth
Total Advertising Customers					29%	27%	37%	43%	52%	47%	40%	28%
Average Spend					-1%	3%	-7%	-14%	-22%	-24%	-23%	-20%

Advertising Customers with LTM $100K+ Rev.					32%	38%	32%	27%	26%	16%	17%	13%
Average Spend					-6%	-8%	-7%	-7%	-3%	-1%	-6%	-8%

Contact

Gary J. Fuges, CFA

Vice President, Investor Relations

(650)-503-7875

gfuges@yume.com